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                                                                  EXHIBIT 10.1

                                  PRINVEST CORP

                        FINANCING AND SECURITY AGREEMENT


THIS FINANCING AND SECURITY AGREEMENT (the " Financing Agreement") is made as of this 8th day of June, 2000, between PrinVest Financial Corp, a New Jersey corporation, whose principal business address is 3 Princess Road, Lawrenceville, NJ 08648 ("Lender"); and Penn-Akron Corporation, a Nevada corporation, whose principal business address is 1355 Terrell Mill Road, Marietta, Georgia 30067 ("Borrower").

In consideration for loans to be made pursuant to the Promissory Note(s) to be given to Lender by Borrower hereunder, pursuant to the more specific terms as outlined on the attached Term Sheet, Exhibit A, incorporated herein and made a part hereof, and to secure the Liabilities (as such term is hereinafter defined), Borrower hereby grants Lender a security interest in all present and future contracts and/or purchase orders with both governmental and non-governmental entities ("Contracts"), accounts, accounts receivable, instruments, documents, contract rights, chattel paper, inventory in all stages of manufacture, equipment, fixtures, goods, money deposit accounts, securities, insurance policies, reserves, reserve accounts, general intangibles, and proceeds thereof presently existing or hereafter arising, either now owned or hereafter acquired by Borrower, and whether or not relating to the Contracts, and the interest of Borrower in any goods, products, and proceeds thereof, and all books and records pertaining to security and agrees to cooperate fully with Lender with respect to filing appropriate financing statements to perfect and evidence same. Further, Borrower hereby irrevocably sells assigns, sets over, and transfers to PrinVest Corp, a New Jersey corporation, located at 3 Princess Road, Lawrenceville, NJ 08648 ("Assignee"), as agent for the Lender for others, all rights to and interests in all moneys presently due or to become due, including modifications, extensions and renewals thereof, and any and all amendments thereof and supplements thereto, from the aforementioned Borrower accruing under the aforementioned Contracts, as well as any additional work done and/or materials and supplies furnished thereunder, or any modification, amendment, change order, or other arrangement relating to any Contracts.

The parties hereto, for good and valuable consideration the receipt of which is hereby acknowledged, and intending to be legally bound hereby, further agree as follows:

1. As a material inducement to Lender to enter into this Financing Agreement, Borrower warrants and represents that:

     a) The Borrower is the sole and absolute owner of the Contracts and all other collateral in which the Borrower is or has granted the Lender a security interest, has full legal right to execute, deliver, and perform the pledge and assignment of its rights under the Contracts for monies due or to become due, and has not made any prior assignment of the Contracts, other than as specifically detailed in Exhibit B, incorporated herein and made part hereof.

     b) Neither the Contracts nor any of the other collateral pledged or previously pledged hereunder are subject to any lien, encumbrance or security interest other than in favor of Lender, except as specifically detailed in Exhibit B, incorporated herein and made part hereof.

     c) All open invoices on the Contracts are due and owing to Borrower without allowance, discount, return, defense, counterclaim or offset, and the payment of said invoices as issued is not, and will not be, contingent upon any work to be performed in the future. Borrower has no reason to believe that the said invoices will not be paid in full.

     d) Borrower will execute Instruments of Assignments of Claim in favor of Lender for all Contracts as requested from time to time by the Lender, in a form acceptable to the Lender, so that Lender may be designated as the Assignee.

     e) The information in the Application submitted by Borrower to Lender was true and correct when given, and all other representations made, either before or after the signing of this Financing Agreement, both written and oral in nature, with respect to Borrower's financial condition, Contracts herein assigned and other collateral in which the Borrower has granted the Lender a security interest, provided, still provide and will continue to provide an accurate depiction of Borrower's financial condition, the Borrower's Contracts or the Borrower's performance under said Contracts and were not, are not and will not be erroneous or misleading when given and are true as of the date hereof. In addition, as of the date of execution of this Financing Agreement, there have been no material, undisclosed adverse changes with respect to such financial condition of Borrower, the


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         Borrower's Contracts or other collateral in which the Borrower has granted or is granting the Lender a security interest.

     f) Borrower understands that the security interest granted herein secures Borrower's performance and payment of all of its obligations to Lender whether now existing or hereinafter incurred, however such obligations may be evidenced by, including without limitation, all principal, interest, servicing and other fees, attorney fees and costs and/or any other out-of-pocket expenses now or becoming due to Lender (collectively the "Liabilities" or "Liability").

     g) Other than execution of an Assignment of Claim with respect to Contracts and the execution and filing of the UCC-1 Financing Statements in the following location(s), Georgia; no consent, approval, filing or registration is necessary for the valid execution, delivery or performance by Borrower of this Financing Agreement or with respect to any of the Liabilities.

     h) Borrower's chief executive office and place where Borrower keeps its books and records relating to the collateral is 1355 Terrell Mill Road, Marietta, Georgia and Borrower's state of incorporation is Nevada.

     i) Borrower maintains inventory in the following states (enter "None" if not applicable): None.

     j) Borrower maintains equipment in the following states (enter "None" if not applicable): Georgia.

     k)  Borrower maintains deposit accounts in the following states:
         Georgia.

     l) Borrower is in compliance with all applicable statutes, regulations, ordinances, court decrees, or other directives of the United States of America, and all states, counties, municipalities, and agencies with respect to the manufacture and sales of its goods, the rendition of its services and/or its conduct of business and, without limiting the foregoing, Borrower has filed all federal, state, and local tax returns and other reports it is required to file and has paid or made adequate provisions for payment of all such taxes, assessments and other government charges; except as otherwise may have been disclosed in writing to and acknowledged by the Lender on or before the date first set forth above.

2. The following terms mean:

     a) "ADVANCE" - A Draw made by a Borrower representing some percentage of the total value of an approved invoice or a borrowing base or collateral certification which is being used as collateral for such loan.

     b) "COLLATERAL SUMMARY REPORT" - A summary of the collateral supporting individual Draws in such form and detail as is satisfactory to the Lender.

     c) "DISBURSEMENT SUMMARY" - A summary of each borrowing detailing the actual disbursement of funds to and on behalf of the Borrower in such form and detail as is satisfactory to the Lender.

     d) "DRAW" - An advance or individual loan made to the Borrower under a Promissory Note between the Borrower as Maker and the Lender as Payee.

     e) "DRAW CERTIFICATES" - A certification, in such form and detail as is satisfactory to the Lender, signed by an officer of the Borrower who has been specifically authorized by a Resolution (as hereinafter defined) to execute loan documents on behalf of the Borrower. These certifications are composed of three sections:

            1. A certification of the Borrower attesting to the value of the collateral supporting the Draw;
            2.   A Collateral Summary Report, if appropriate; and
            3.   A Disbursement Summary.

     f) "OID PERIOD" (original issue discount) - That minimum period of time on which interest charges and servicing fees will be charged, irrespective of how soon after a Draw by the Borrower a payment is received by and credited to the Lender's bank account.

     g) "RESIDUALS" - That portion of a payment received by the Lender on behalf of a Borrower which remains after the application of the payment as set forth in the Term Sheet.

3. The following procedures must be adhered to any time a new Promissory Note is necessary. Borrower must make a clean, hard copy of each Promissory Note (signed, sealed and witnessed); and then return an executed copy to the Lender by air express or first class mail; to guaranty receipt by the Lender within a maximum of five (5) business days.

4.   The following procedures must be adhered to at the time of each Advance/
     Draw.


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     a)  The Borrower must make a clean, hard copy of each Draw Certificate and/or Disbursement Summary (signed); and then return an executed copy to the Lender by air express or first class mail; to guaranty receipt by the Lender within a maximum of five (5) business days.

     b) A failure to return signed originals of any Draw Certificate and/or Disbursement Summary can delay future fundings.

     c) The Lender will only recognize the Borrower's use of a signature stamp (a "Signature Stamp") as a temporary substitution for an actual signature on the copies of a Draw Certificate being faxed back to the Lender if: (i) the Borrower has previously provided authorization for the use of such a Signature Stamp by a resolution of the Borrower's Board of Directors (the "Resolution"), including the name of the authorized signor whose signature will be represented by the Signature Stamp, (ii) the Resolution indicates all individuals authorized to use the Signature Stamp, (iii) a signature specimen for each individual authorized to use the Signature Stamp is provided together with the Resolution and (iv) whenever the Signature Stamp is used, it is countersigned by an authorized user of the Signature Stamp. The foregoing notwithstanding, the Borrower shall still be required to provide the Lender a copy of each Draw Certificate with an actual signature by an authorized signor within the above indicated five business days. The failure to provide such actual signature within the prescribed time period can delay future fundings. Promissory Notes and other loan documentation may NOT be executed by use of a Signature Stamp.

5. Lender shall have the right to charge Borrower for the amount of any default, or of any allowance, discount, return, defense, recoupment, setoff or offset taken or claimed by any payors on the Contracts. Lender shall have the right to deduct said amount from any other monies due to Borrower, whether included under the terms of this Financing Agreement, subsequent amendments to this Financing Agreement, or any other similar agreement, past or future, between Borrower and Lender.

6. Contracts shall be the property of Borrower and shall be collected by Lender but, if for any reason any payments assigned to the Lender should be paid to the Borrower, other than if deposited in to a lockbox or lockbox account of the Borrower which is under the dominion and control of the Lender, the Borrower shall promptly notify the Lender of such payment, shall hold any check, draft, or monies ("Payments") so received in trust and for the benefit of the Lender and shall pay over such Payments to the Lender on the same business day without charge or setoff. Borrower acknowledges that any failure to pay over such Payments immediately to Lender shall be an Event of Default hereunder and may constitute misappropriation of funds and may subject the Borrower to criminal liability. The forgoing notwithstanding, Borrower and Lender agree that any failure of the Borrower to remit Payments to the Lender within five (5) business days after receipt by Borrower will result in the Lender assessing, at its sole option, a Conversion Charge equal to five percent (5%) of the amount of face value of such Payments. Demand or collection of such conversion charges shall not constitute a waiver by the Lender of rights it may have to declare an Event of Default and exercise remedies as a result of Borrower's failure to immediately pay such Payments to the Lender. Exercise of these rights by Lender shall in no way limit or restrict any other rights accruing to Lender hereunder or at law.

7.   Borrower shall, within one (1) business day, advise Lender, in writing if:

     a) The Borrower's place of business and record keeping is changed or a new place is added or Borrower changes its state of incorporation;

     b) The Borrower adds to or changes any locations in which inventory, equipment, deposit accounts or other material assets in which the Lender has been granted a security interest are maintained;

     c) There occurs any circumstance or situation, including without limitation any customer disputes and/or supplier/subcontractor lien filings, related to or which may impact upon full payment of any invoices submitted or to be submitted for financing under the Contracts;

     d) There are any changes, modifications, amendments or terminations of any Contracts;

     e) There are any changes in the senior management or of the officers of the Borrower or should any person previously authorized to execute loans documents on behalf of the Borrower be terminated or relieved of their authority to execute such documents;

     f) There is any change of greater that five percent (5%) in the stock ownership of the company within any thirty-day period. If the Borrower is a public company whose stock is publicly traded, this reporting requirement is waived.


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     g)  There is, or is threatened, any attachment or other legal process levied against Borrower including without limitation, (i) any assessment made concerning any tax liability, (ii) if any taxing authority provides any notice of an intent to place a levy or lien, or (iii) if any tax lien or levy is actually recorded;

     h) There are any previously, undisclosed adverse changes with respect to Borrower's financial condition, the Borrower's Contracts or the Borrower's performance under said Contracts or any other collateral in which the Borrower has granted the Lender a security interest;

     i) Borrower dissolves, merges or consolidates with or into any corporation or otherwise changes its identity, including without limitation the use of a new trade name, or corporate or business structure; and/or

     j) Borrower changes its corporate name or uses any trade name not previously disclosed in writing to the Lender.

8. Upon payment in full of the Liabilities and, at Borrower's written request, and subject to the Borrower's execution of the Lender's release waiver, Lender agrees to release its security interest under this Financing Agreement. Borrower shall be responsible for preparing and filing any termination statements reasonably required in connection therewith; provided that Lender shall cooperate with Borrower and shall not unreasonably withhold its consent and acknowledgment of the same.

9. Lender will not be held responsible for funds that are not properly addressed to the appropriate lockbox or lockbox account reflected in the notice of assignment. Credit for such misdirected funds will be given only when such funds are credited to Lender's account. Borrower is urged to make sure that Account Debtors properly identify all checks and wires sent to the Lender's Lockbox or Lockbox Account on behalf of the Borrower. Should funds received by Lender not be adequately marked so as to enable Lender to identify the proper Borrower, Borrower's contract number or Borrower's invoice number, Lender will credit the Borrower as soon as these funds are properly identified, to reflect the date said funds were credited to Lender's account.

     The Borrower hereby waives any and all right to add any "paid-in-full" notations to any payments being made to the Lender which would have the effect of binding the Lender to accept an amount of less than full payment for any of the Liabilities due to the Lender.

10. In the event any Liabilities become due and still remain unpaid in part or in their entirety, Lender, at its sole option, may do one or more of the following:

     a) Require the Borrower to pledge additional collateral to secure the Liabilities;

     b) Allow any matured Liability to continue to age, with Interest, Servicing Fees and the Surcharge, as hereinafter defined, accruing until the obligation(s) thereunder is paid in full or sufficient collateral acceptable to the Lender is provided; or

     c) Declare an Event of Default under paragraph 11 and exercise its rights and remedies hereunder or otherwise available to it.

11. If any of the following events ("Events of Default") shall occur and be continuing:

     a) Any Liability is not paid in a timely manner, with respect to Draw Certificates defined as the earlier of any scheduled payment date or on or before the maturity date of the Draw Certificate, by or on behalf of the Borrower.

     b) The filing of any petition by or against the Borrower or any guarantor or surety for any Liability (each an "Obligor"), or the commencement of any proceedings for the relief or readjustment of the indebtedness of the Obligor, either through reorganization, composition, extension or otherwise, under any law relating to bankruptcy, insolvency or reorganization or relief of debtors.

     c) The general nonpayment by any Obligor of their respective debts as such debts become due, or the admission in writing by an Obligor of its inability to pay its debts generally, the making by an Obligor of a general assignment for the benefit of creditors or the taking advantage by any Obligor of any insolvency law.

     d) Any seizure, vesting or intervention by or under authority of a government, by which the management of an Obligor is displaced or its authority in the conduct of its business is curtailed.

     e) The appointment of a receiver or conservator of any property of an Obligor.

     f) The assertion of any defense, recoupment, setoff, counterclaim or reduction in the projected payment from the amount shown on the original invoice by any Account Debtor under any Contract.


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     g)  If the Borrower fails to perform any of its covenants and/or reporting obligations to the Lender under this Financing Agreement when and as required herein, time being of the essence.

     h) If there occurs any Event of Default under any other document executed in connection with any of the Liabilities.

     i) If the Borrower submits any invoice(s) for financing on which Borrower has already received payment or on which Borrower otherwise has knowledge full payment(s) will not be properly made to Lender.

     j) If the Borrower submits any (i) receivables aging reports, inventory reports or certifications from which collateral eligibility and/or loan amounts are to be calculated, (ii) financial statements, (iii) balance sheets, (iv) accounts payable reports or (v) any other report containing material misrepresentations, whether intentional or unintentional.

     k) If Borrower fails to comply in a timely manner with any federal, state or local tax or other reporting requirements (including without limitation requirements relating to the filing of payroll tax returns), or fails to make timely payment of all tax or municipal obligations, or if any federal, state or local government asserts or files any tax or other statutory lien or levy on, or claim of set-off against, any assets of the Borrower, or otherwise claims or asserts in writing that the Borrower has failed to comply with its tax or other payment obligation or otherwise states in writing its intention to file any lien against the Borrower's assets for failure to pay any or all required tax or other obligations.

     l) Any change in ownership of the Borrower under which more than five percent (5%) of the stock changes hands, unless the Lender, in its sole discretion, determines to waive this specific Event of Default.

     m) Any change in the senior management of the company, specifically including without limitation its president, chief executive officer and/or chief financial officer, unless the Lender, in its sole discretion, determines to waive this specific Event of Default.

     n) If any representation or warranty contained herein or any information, report, financial statement, exhibit, certificate or schedule furnished by or on behalf of the Borrower or any Obligor of this Financing Agreement or in connection with this Financing Agreement whether provided prior to, simultaneous with or after the execution of this Financing Agreement, contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements herein or therein not misleading or in the Borrower provides information to the Lender which is inconsistent with the information provided by the Borrower to any Account Debtor or received by the Borrower from any Account Debtor pursuant to any Contract or if the Borrower takes any action, whether intentional or unintentional, which has the effect of diverting from the Lender any of the payments receivable or to be receivable under any Contract which has been assigned to the Lender, except as expressly set forth in this Financing Agreement or otherwise in writing by the Lender.

     o) Any Event of Default contained in the Term Sheet or subsequent Amendments to this Financing Agreement.

     Upon the occurrence of an Event of Default hereunder, a surcharge of four (4%) per annum (a "Surcharge"), in addition to other interest and servicing charges, payable on the principal amounts of all outstanding Draws made by the Lender to the Borrower shall immediately be charged without notice and thereafter shall be payable until and inclusive of the date the Event of Default has been cured, or in the event that the then outstanding Principal Amounts of all Draws under any Note have been accelerated, until all balances arising under all Draws and/or Liabilities have been paid in full, including the period following entry of any judgment on or relating to any Draw, the Financing Agreement or any other loan document. The Surcharge on any such judgment shall accrue and be payable, after judgment, any execution thereon, and until actual receipt by the Lender in full of the Liabilities under all Draws and said judgment The Surcharge shall be collectible as part of any judgment hereunder and shall be secured by the collateral pledged for all Draws.

     After the occurrence of an Event of Default, Lender shall be entitled to apply any payments or proceeds received by it against the Liabilities, whether interest, fees, principal, attorney fees and costs, costs of collection or otherwise, in such manner and order as Lender may, at its sole discretion, determine.

     At the time of an Event of Default or at any time after the happening of any such Event of Default, the Lender may seek any and all remedies available for the enforcement of this Financing Agreement at law or in equity, and without limitation, the Lender may also, in its sole discretion, but shall not be obligated to:

     a)   Advance any further funds to Borrower, and/or

     b) Declare all Liabilities payable by the Borrower to be forthwith due and payable and/or


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     c)  Exercise any or all of its rights to collect on the collateral hereunder.

12. Borrower agrees to give the Lender the right of first refusal, including without limitation the right to match any competitive offers, with respect to the financing of any Contracts for so long as the security interests granted under this Financing Agreement remain in effect unless otherwise permitted in writing by the Lender.

13. In addition to other reporting requirements as detailed herein or in any Term Sheet or Amendment hereto, Borrower will provide the Lender with copies of its:

     a) Annual audited financial statements, if available, and otherwise in-house prepared annual financial statements within seventy-five (75) days of the end of its fiscal year;

     b) Monthly financial statements, including an aged accounts receivable and accounts payable aging reports within thirty (30) days after the end of each calendar month; and

     c) IRS 940 and 941 within thirty-one (31) days after the end of each calendar quarter. Further, upon any request by the Lender, within five
         (5) business days, provide the Lender with a detailed inventory of all collateral encumbered by the security interest granted to the Lender.

14. If the Lender requires the Borrower to provide insurance with respect to any collateral in which the Lender has a security interest, the Borrower agrees to provide such insurance and to ensure that the Lender is a named loss-payee and a certificate holder of such policy or policies. The Borrower agrees that if it does not timely provide such insurance as required by the Lender, the Lender will have the right to to obtain the necessary insurance on the Borrower's collateral and the Borrower agrees to pay to the Lender all out-of-pocket expenses of such insurance, including without limitation all premiums as paid, plus five percent (5%) of such cost.

15. Should any of the Contracts being financed by the Lender be construction projects or otherwise contain provisions under which Borrower's subcontractors and/or suppliers have the right to petition the issuer or owner of the Contracts for direct payment, Borrower agrees that all such payments will be made to such suppliers and/or subcontractors in a timely manner; as Borrower agrees that its failure to make such payments could impair the Lender's ability to collect in full on invoices financed by the Lender. Borrower's failure to make such timely payments shall be an Event of Default hereunder and may constitute misappropriation of funds.

16. Lender may, at its sole option, use all reasonable efforts, including direct contact with the Borrower's Account Debtor(s), to collect amounts due under this Financing Agreement at the earlier of any time an Event of Default has occurred or if requested to do so by the Borrower. Accordingly, the Lender is authorized to notify all contracting entities and/or its designated payors ("Account Debtors") of Borrower that all future payment(s) on Contracts shall be made directly to Lender without endorsement.

17. Borrower hereby grants a limited power of attorney to Lender to execute and file financing statements pursuant to the Uniform Commercial Code in Borrower's name, to file Assignments of Claims, Notices of Assignment, Notices of Releases of Assignment and Releases of Assignment with Account Debtors in Borrower's name; to sign and file with the Internal Revenue Service IRS Form 8821 on behalf of the Borrower; and to endorse Borrower's name, and to negotiate or to deposit, any and all checks, notes, drafts, or other orders for payment of money payable or endorsed to Borrower which come into Lender's possession hereunder or to record this Financing Agreement as a Financing Statement.

18. Borrower understands that Draws contemplated by this Financing Agreement, the Term Sheet, amendments hereto and thereto, and other documents executed in connection with this Financing Agreement will be made to, or on behalf of, the Borrower only after receipt and approval of properly executed copies (without limitation) of the (a) Financing and Security Agreement; (b) UCC-1 Financing Statements, subordination agreements if the Lender does not otherwise have a first priority lien on the Borrower's collateral in which the Lender is being granted a security interest; (c) Promissory Notes and Draw Certificates; (d) where applicable (i) Assignments of Claim, Notices of Assignment, Notices of Release of Assignment and Releases of Assignment; (ii) complete copies of the Assigned Contracts, duplicate copies of the Borrower's invoices under Contracts identical to those submitted to respective Account Debtors;
     (iii) related invoice acceptances/acknowledgments from the respective Account Debtors; (iv) Landlord Waivers; (v) current accounts receivable aging report where required; (vi) detailed equipment and/or


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     inventory schedules and (e) such other documents as may be required by
     Lender to secure proper collateral for Lender and ensure the Lender's first security position as a lender to the Borrower.

19. Borrower further understands that funding any such loans or Draws are always conditional upon Lender's completion of its due diligence with respect to Borrower's collateral, Account Debtors' creditworthiness, verification of the value of the collateral supporting each Draw, the absence of any material adverse changes in the finances, business operations, business prospects of the Borrower or performance by either Borrower or Accounts Debtor(s) under any Contracts and is subject to the absolute right of the Lender, in its sole discretion, to finance any invoice or other collateral submitted for financing. The Borrower agrees that the Lender may authorize transfers of proceeds of loans or Draws and/or final settlements of invoices under the Contracts either directly to the Borrower or to designated third parties upon the mutual written agreement of the Lender and the Borrower or, at Lender's sole option, to pay off shortfalls on existing invoice payment under one or more Draws or to reduce Borrower's obligations under various types of loan facilities as provided for in the Term Sheet.

20. The term of this Financing Agreement shall extend until the payment in full by Borrower of all Liabilities due to the Lender. However, this does not affect the right of the Borrower to prepay Liabilities, in whole or in part, without penalty, at any time, subject to the restrictions of prepayment during the OID Period.

21. The Borrower affirms that its hardware and software are designed, or will be modified prior to December 31, 1999, to be used prior to, during and after the calendar year 2000 A.D. and such hardware and software will operate during such time period without error, including errors relating to date data, century recognition, leap year calculations, calculations which accommodate same century and multi century formulas and date values, and date data interface values that reflect the century. The Borrower also agrees to hold the Lender harmless for any transfers of funds occasioned by the inability of any banks, other financial institutions and/or the federal reserve system to properly accommodate dates after December 31, 1999.

22. Borrower acknowledges that any reports, audits, credit checks or similar investigations which have been or will be performed by or for Lender's own purposes are not for the benefit of Borrower, and Borrower agrees that it has no right to rely thereon. Borrower further agrees that any lockbox or other procedure established by Lender to collect payment under the Contracts are intended for Lender's benefit and not for the benefit of Borrower, and Lender shall have no duty or obligation to Borrower for any loss or damage to Borrower as a result thereof except for Lender's willful misconduct.

23. Borrower agrees that this Financing Agreement and its terms and conditions are confidential and may not be released or divulged to any third party without the written consent of the Lender.

24. Lender and Borrower acknowledge that this Financing Agreement shall not create any (a) agency, (b) partnership or (c) joint venture relationship between Lender and Borrower.

25. Amendments to this Financing Agreement shall be made in writing and must be signed by both parties, and shall be subject to all the terms and conditions described herein and in the Term Sheet, except where specifically noted under the terms of said amendment(s).

26. Borrower hereby submits to jurisdiction in the State of New Jersey for the enforcement of this Financing Agreement or any claim(s) hereunder, and hereby waives any and all rights under the laws of any foreign jurisdiction to object to such jurisdiction. Any claim by Borrower against Lender shall be brought in the Superior Court for the State of New Jersey only. THE PARTIES HEREBY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY in any action, suit, counterclaim or cross claim arising in connection with, out of or otherwise relating to this Financing Agreement, the other loan documents, the obligations, the collateral in any transaction arising therefrom and/or related thereto. This Financing Agreement shall be construed in accordance with the laws of the State of New Jersey.

27. Borrower agrees to indemnify and hold the Lender, its officers, directors, employees, principals and shareholders, harmless from and against any loss, liability, expense, damage or injury suffered or sustained resulting from third-party claims and arising from (a) acts or omissions of the Borrower, (b) acts or omissions of any agent, assignee, broker or delegee of the Borrower or (c) otherwise in connection with the financing provided hereby or any of the activities of Borrower so funded. Borrower's obligations to provide such indemnification shall survive the term of this Financing Agreement and shall continue in full force and effect for a period of sixty (60) months from the date of such termination.

28. Whenever, by the terms of this Financing Agreement, notice shall be given, such notice shall be in writing and sent by facsimile transmission (provided evidence of transmission is maintained), or national overnight or courier delivery service, addressed to the respective addresses of the parties set forth on the first page of this Financing Agreement, or at such other telephone numbers or addresses as have, from time to time, been designated by like notice.

                  Borrower:          Fax No. 770-541-0001
                  Lender:            Fax No. (609) 844-0449

29. The provisions of this Financing Agreement are severable. Should any provisions herein be found to be invalid or unenforceable by a court of competent jurisdiction, the other provisions shall remain in full force and effect as though the invalid or unenforceable provision were never a part hereof.

30. No waiver of or failure to enforce any provisions of this Financing Agreement shall be deemed, or shall constitute, a waiver of any other provision of this Financing Agreement, nor shall such waiver or failure to enforce constitute a continuing waiver of any provision of this Financing Agreement.

31. The parties hereby represent that each has caused, and will cause, the proper corporate or individual actions to be taken by each respectively, to effectuate the rights and obligations granted under this Financing Agreement.

32. In connection with any disagreement or litigation arising out of, or in connection with, this Financing Agreement, Borrower agrees to reimburse Lender for all of its expenses in connection therewith, including without limitation reasonable attorneys' fees, at the trial and appellate levels, unless Borrower prevails in a final judgment which is unappealable or unappealed.

33. The Borrower promises to pay and agrees Lender may deduct from monies otherwise due to Borrower all costs and out-of-pocket expenses of obtaining performance under this Financing Agreement, performance and/or collection under any Note, any Draw, in any restructuring of the Liabilities or in any bankruptcy proceeding, including reasonable attorney fees and expenses, whether incurred by the Lender or by any agent, or other party acting on behalf of the Lender as well as any other costs incurred by the Lender in the exercise of its rights and remedies hereunder. In addition, in the event it should become necessary for the Lender to enforce its rights hereunder the Lender is authorized to notify all of the Borrower's contracting entities and/or designated payors ("Account Debtors") that all future payment(s) on Contracts shall be made directly to the Lender without endorsement.

34. All the terms and provisions of this Financing Agreement shall be binding upon and inure to the benefit and be enforceable by the successors in interest of the respective parties hereto. Nothing contained herein, expressed or implied is intended nor shall it be construed to confer to or give to any person, firm, or corporation other than the parties hereto any rights or remedies under or by reason of this Financing Agreement.

35. The Lender and any subsequent assignee or transferee, at its sole option and with out the Borrower's consent, may assign (i) its rights and obligations under this Financing Agreement, (ii) all or any portion of the Liabilities incurred under this Financing Agreement or any loan or lease document between the Borrower and the Lender and/or (iii) participation interests in all or any portion of the Liabilities. Pursuant to this section, any assignee or purchaser shall have a beneficial interest in the collateral pledged herein. Borrower agrees that in no event shall it have or acquire any rights or claims with respect to or against any such persons.

36. Reference to the masculine shall include the feminine and neuter, and vice versa. Reference to the singular shall include the plural, and vice versa.

37. This Financing Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof, and merges and amends, supersedes and replaces and all prior discussions, Financing Agreements (and Amendments thereto), Term Sheets other agreements, correspondence and understandings of every and any nature between them. No party shall be bound by any condition, definition, warranty, or representation, other than as expressly set forth or provided for in this Financing Agreement, or as may be, on or subsequent to the date hereof, set forth in writing and signed by the parties hereto.

38. This Financing Agreement may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute the entire instrument. Signature pages may be exchanged by telefacsimile to expedite the closing, with original signatures to be exchanged as soon as possible thereafter. In any event, Borrower must provide a copy of this Financing Agreement with original signatures to the Lender within three (3) business days.

39. By executing this Financing Agreement, the parties acknowledge that they have been fully advised by independent counsel as to the ramifications of the terms and provisions of this Financing Agreement, and the signatories have authority to act on behalf of the respective entities in executing this Financing Agreement, for the purposes herein contained.

40. The execution, delivery of this Financing Agreement, and the performance by Borrower of its obligations hereunder, do not conflict with any provision of law applicable to Borrower or of any agreement binding on it.

41. This Financing Agreement is only valid when received at the Lender's New Jersey office and executed and delivered by an officer of the Lender.


IN WITNESS WHEREOF, the parties have executed this Financing Agreement and affixed their signatures on the date first above written.

         LENDER:     PRINVEST FINANCIAL CORP

                  By: /s/ Pamela K. Wilson                    6/8/2000
                     ---------------------------      -----------------------
                     Officer's Signature                                 Date

ACCEPTED AND AGREED TO:

         BORROWER:   PENN-AKRON CORPORATION

                  By:/s/ Christopher J. S. Baker              6/8/2000
                     ---------------------------      -----------------------
                     Officer's Signature                                 Date

                     Christopher J.S. Baker, Chief Financial Officer
                     -----------------------------------------------
                     Print Name & Title

                                   Exhibit A

                                   TERM SHEET

Borrower acknowledges that at the time of execution hereof Lender has agreed, subject to final due diligence on a Draw-by-Draw basis, to extend credit, pursuant to the issuance of Draw Certificates, to Borrower in accordance with this Term Sheet and the Financing Agreement to which it is attached (as either may be subsequently amended), each executed by Borrower and Lender in connection herewith, and provided that the conditions contained therein and herein are satisfied. It is understood that the attachment of this Term Sheet to the Financing Agreement hereto is not intended to limit the obligations to be secured by the security interests granted in the Financing Agreement.

In consideration of the services being rendered by PrinVest Financial Corp (the "Lender") in providing the contract financing to Penn-Akron Corporation ("Borrower") certain administrative procedures with respect to such financing will be necessary and the Borrower agrees to pay Lender as follows:

   All interest rates are based on a 360-day year, but charged on the number of days or periods elapsed.
      All Prime-based interest calculations are based on the Prime Rate as published in "The Wall Street Journal" on the date of the Draw; although, with respect to any Draws with maturity periods of greater than 90-days, the Lender reserves the right to reset the interest rate at the end of any month during which the Prime Rate changes to reflect
                                 such changes.
  Interest charges and Servicing Fees are calculated from the date of funding through, and inclusive of the date verified funds are received and properly credited to the Lender's Account.

                            BORROWER'S CREDIT LIMIT

THE LENDER HAS APPROVED AN OVERALL CREDIT LIMIT OF $3,500,000.00 FOR THE BORROWER; SAID LIMIT REPRESENTING THE AGGREGATE MAXIMUM OUTSTANDING BALANCE, UNDER ALL CREDIT FACILITIES, BORROWER WILL BE PERMITTED AT ANY ONE TIME. In the event, either by consent or circumstances, the Borrower's outstanding balance exceeds the aforementioned Credit Limit, such event shall not be considered a waiver or change to the Credit Limit; and Lender reserves the right to limit future advances so that Borrower does not exceed its Credit Limit. Upon demand by the Lender, if Borrower's outstanding principal loan balance exceeds its Credit Limit, Borrower will pay Lender sufficient funds to reduce its outstanding balance below its Credit Limit. The foregoing Credit Limit is subject to the absolute right of the Lender, in its sole discretion, to finance or not finance any invoice submitted for funding or otherwise approve or deny any request for financing; although absent the occurrence of an Event of Default such requests will not be unreasonably denied. Said Credit Limit is not a line of credit.

The Lender also reserves the right to set limits on the maximum credit to be extended to any of Borrower's customers ("Account Debtor Credit Limits") Borrower agrees that Account Debtor Credit Limits may be unilaterally changed by the Lender, at it sole discretion without notice.

Although under no obligation to do so, if the Lender agrees to provide any financing in excess of the a Borrower's Credit Limit (an "Over-Advance"), the Borrower understands and agrees that such Over-Advance will be on an "exception-only basis" and the Borrower will pay to the Lender a Waiver Fee on the Over-Advance. Borrower further agrees that should any Over-Advance be made at any time, it is not an implicit or explicit extension or increase in the Borrower's Credit Limit as herein stated.

                                  GENERAL FEES

An Enrollment Processing Fee of 1,500.00, paid.

A Credit Line Fee of 1.0% of the Borrower's authorized credit limit will be assessed annually; to be paid on the Borrower's then authorized credit limit at the time of Borrower's second year of financing, and annually thereafter on each anniversary date of the Borrower's execution of its original Financing and Security Agreement with the Lender. This fee is non-refundable.

Federal Tax Lien Fee. The Lender will conduct periodic Federal Tax Lien searches of state and county records. The average cost of such searches is $45.00 [the actual fee being determined by the location of the Borrower's recording jurisdiction(s)] that will be charged to the Borrower.

A Processing Fee of one $1.00 for each non-financed "pass through" payments will be assessed.

A Waiver Fee of 0.5% of any amounts financed in excess of the then authorized Credit Limit and/or 0.5% per 30-days or fraction thereof for any collateral the Lender agrees to finance which does not meet the Lender's standard eligibility requirements.

An Origination Fee of 3.0% of the existing credit facility, as a one time charge deducted from the first funding.

A Pre-Approval Audit Fee of at the time of the initial funding if such fee was not paid during the enrollment process or otherwise prior to any releases being issued if no fundings are ever made.

An Unutilized Facility Fee will be assessed in arrears for any PrinVest fiscal month in which a Borrower's average daily outstanding loan balance is less than $100,000. This fee will be equal to the difference between $100,000 less the average daily outstanding loan balance times two percent.

                                      TERM

The Borrower agrees that it will finance its receivables with the Lender for a period of 2 years, beginning with the date of the first Draw from the Lender (the "Term")

An Early Termination Fee equal to 2.0% of the Borrower's Credit Line if the Borrower's financing is terminated within the first year of the initial funding date. A 1.0% Exit Fee, of the prevailing Credit Line, will be assessed if financing terminates between the 12th and 24th months. Such Early Termination Fee must be paid prior to the Lender issuing any releases.

The foregoing notwithstanding, if the Borrower seeks to terminate its financing relationship with the Lender prior to the end of its Term in order to obtain funding from another lender, the Borrower shall provide the Lender with a copy of any competing proposal after which the Lender reserves the right to match such proposal within three (3) business days. Upon matching said proposal, the Borrower's commitment to finance with the Lender shall continue for the balance of the Term or one year, whichever is longer.

                                 O.I.D. PERIOD

Unless otherwise indicated in this Term Sheet or any Amendment thereto, the OID Period for all loans or Draws will be five (5) days.

                         ACCOUNTS RECEIVABLE FINANCING

"ACCOUNTS RECEIVABLES FINANCING" refers to Draws authorized by Lender and made to Borrower which are backed by receivables due on specific invoices submitted to Account Debtors under Contracts whose proceeds have been assigned to the Lender. Financing under this program is contingent on the Lender obtaining invoice verifications which in its sole judgment are deemed satisfactory.

                               PROGRAM PARAMETERS
This section outlines the parameters of the Lender's Accounts Receivable Financing for which the Borrower has been approved.

     a) The Lender will rely on the following criteria to determine whether an invoice submitted for financing qualifies under its Accounts Receivable Financing ("Qualified Account"). Such Qualified Accounts:

          (i) must be created by the Borrower in arm's length transactions in the ordinary course of the Borrower's business;

          (ii) must be lawfully owned by the Borrower free and clear of all liens, security interests and assignments other than those in favor of the Lender;

          (iii) must be assigned to the Lender and subject to the Lender's first priority security interest;

          (iv) must be valid and enforceable, representing an undisputed indebtedness of the Account Debtor;

          (v) must not be subject to any defense, recoupment, setoff, counterclaim, credit, allowance or adjustment;

          (vi)    if for services, must be for services performed in full;

          (vii) if for the sale of goods, must have been for a final sale and not made on consignment, on approval or on a sale-or-return basis nor subject to any other repurchase or return agreements and such goods must have been shipped to and accepted by the Account Debtor, no part of which having been returned, rejected lost or damaged;

          (viii) must not be for a contra Account, an international Account (defined as an account for which the payment decisions and issuance of payments are made and controlled by entities operating outside the United States) or owed by a subsidiary or affiliate of the Borrower;

          (ix) must be payable by an Account Debtor deemed to be credit worthy by the Lender in its sole discretion;

          (x) must have arisen pursuant to an invoice which was originally issued and dated NOT more than sixty (60) days prior to the determination date of the Borrower's Borrowing Base;

          (xi) must be financed by the Lender within the payment terms of the invoice;

          (xii) must have arisen pursuant to an invoice which was or will be delivered to the Account Debtor within ten days after completion of the services or delivery of the goods or materials;

          (xiii) must represent an obligation of an Account Debtor which has not submitted a medium of payment therefor which has been returned uncollected for any reason; and

          (xiv)   must otherwise be acceptable to the Lender.

     (b) The Borrower must submit copies of all invoices it wishes to finance together with the agreed upon verifications, if available.

     (c) The Lender will, at its sole option, undertake any additional collateral verifications it deems necessary.

     (d) Each Draw Certificate and accompanying Disbursement Summary must signed and faxed to the Lender prior to funding.

     (e) Thereafter an original copy of the Draw Certificate and Disbursement Summary must be sent to the Lender as detailed in section 3 of the Financing Agreement.

                                 COST OF FUNDS
Borrower will pay an Interest Rate on Accounts Receivable Financing of Prime plus 2.0% per annum calculated on a per diem basis, subject to the OID period calculation, on the net outstanding balance of monies advanced to, or on behalf of, Borrower, for all eligible invoices, plus any accrued fees and/or charges incurred in providing such financing (other than previous interest charges).

Borrower will pay a Servicing Fee of 1.0% per 30-day period (or fraction thereof, based on a 360-day year), the first period being deducted from each funding, with subsequent period Servicing Fees collected at the time payments are received and processed; with a minimal fee of $50 being assessed per period. Such fee is charged to compensate PrinVest for its costs of administering the Borrower's account, processing funding requests, handling and applying payment receipts and such other clerical, administrative and bookkeeping functions as are necessary to properly service the Borrower.

                                 ADVANCE RATES
Advance Rates on Accounts Receivable Financing will be as indicated below:

     a)   80% on acknowledged and/or approved invoices.

     b) Said advances are to solely be for the use of vendor, Lynxus, payments. Any other advance, solely for use by Borrower, must be individually approved and documented by a detailed "use of proceeds" statement.

                        APPLICATION OF PAYMENT RECEIPTS
Prior to an Event of Default, the Lender shall apply payments in the following order and manner unless otherwise agreed to in writing between the parties.

     a) First, to accrued interest and/or servicing fees on the amount of the invoice funded, if applicable;

     b) Second, to any other outstanding fee due by Borrower to Lender in accordance with the terms of the Term Sheet,

     c)   Third, to the principal balance of the invoice funded, if applicable;

     d) Fourth, to satisfy any previously agreed upon third party payments, including those made pursuant to a Third Party Agreement to which both Lender and Borrower are parties;

     e) Fifth, to accrued interest and/or servicing fees on advances on any other financed invoices on which payment shortfalls have occurred;

     f) Sixth, to the principal balance(s) with respect to any other invoices on which payment shortfalls have occurred;

     g) Seventh, to reduce outstanding balances of any Mobilization, Overhead or Purchase Order loans owed by Borrower on which payments are due, if applicable;

     h) Eighth, to retire any other outstanding Liabilities then due and payable to Lender by Borrower; and

     i) Ninth, with any remaining monies being paid by Lender to Borrower, less applicable deductions pursuant to the provisions of Paragraph 4 of the Financing Agreement.

     Borrower will be provided with a weekly report detailing all receipts and applications for the preceding week, together with copies of all check stubs and wire advices.

Residual payments, as and if applicable will be forwarded to the Borrower:

     a) Within three (3) business days after funds are credited to the Lender's account.

The Borrower is responsible for indicating the appropriate payment instructions on all invoices submitted for financing:
      REMIT PAYMENT TO:    PRINVEST FINANCIAL CORP
                           FBO:     PENN-AKRON CORPORATION
INDICATE THE APPROPRIATE LOCKBOX INSTRUCTIONS AS INDICATED ON THE ASSIGNMENT OF CLAIMS
                               OTHER TERMS AND CONDITIONS

The following terms and conditions must be met prior to the first funding:

- First security position evidenced by a filed and recorded UCC-1 Financing Statement on all Borrower's assets

-    Satisfactory search results

- Satisfactory verbal verification of SLD invoices confirming that Lender is reflected as "remit to" party and that payment has been approved

-    Satisfactory Notice of Assignment for Schools and Libraries Division
     (USAC/SLD)

-    Receipt of properly executed loan documents

The following terms and conditions must be met prior to any subsequent fundings:

- Borrower to provide Lender with Internal Revenue Service contact for satisfactory tax verification. Tax identification number previously provided is not recognized by the I.R.S.

- Borrower to provide current financial statements, post-merger, including Balance Sheet, Income Statement and detailed Accounts Receivable and Payable Agings

In the event Lender determines that there are reasonable grounds to believe Borrower has experienced material financial, contract or other changes, Lender reserves the right to undertake an on-site audit of Borrower's financial and related records at Borrower's expense.

Bank wire and lock box fees, UCC search and filing fees, messenger costs, postal and/or overnight mail, third-party payment fees and other costs incurred by Lender (including, but not limited to, reasonable attorneys' fees and insurance bonding premiums) will be charged to Borrower as they are incurred.

In the event any court of competent jurisdiction rules that any fee hereunder is actually an interest rate and when added to the Interest Rate the total exceeds the jurisdiction's usury rate, it is hereby agreed among the parties hereto that the total interest rate payable will be the highest permitted under such jurisdiction.

The Lender, in its sole discretion, reserves the right to set and revise (i) maximum limits on the amount of credit to be extended with respect to any account debtor and (ii) the maximum advance rates for other collateral against which loans will be made to the Borrower. These account debtor credit limits and collateral advance rates will be communicated, as appropriate, under separate cover from the Lender.

In the event any payments received on behalf of the Borrower are subsequently returned by the Borrower's bank or the Borrower's customer's bank for insufficient funds or any other reason which was not caused by a mistake on the part of the Lender, Borrower acknowledges a return check charge of the greater of $50.00, or the maximum allowed under law, will be assessed.

Borrower agrees that after termination of its financing relationship with the Lender, Residuals will be held a sufficient time, at Lender's sole discretion, to reasonably assure full collectability on the payor's accounts prior to releasing such funds to or for the benefit of the Borrower.

As the Lender will provide the Borrower with ongoing receipt and application information as detailed in this Term Sheet, the Lender reserves the right to charge the Borrower for time and materials should the Borrower request the Lender to provide additional detailed reconciliations and/or copies of materials previously provided.

The interest rates, fees and other charges; authorized advance rates; credit limits and other terms and conditions contained herein are subject to change with a 30-day advance written notice by the Lender. This Term Sheet, and any amendments thereto, commits Lender to the financing against collateral in which the Lender has (i) a first priority, perfected security interest, (ii) been assigned the proceeds therefrom and (iii) in its sole discretion, accepted for financing in a specific written acknowledgement delivered to the Borrower or, if no written acknowledgment is so delivered, for which the Lender has actually advanced loan proceeds. Borrower acknowledges that the Lender is under no obligation to make any Advances or provide any Draws hereunder and Lender, at its sole discretion, reserves the right to fund or decline to fund any such request for any reason or for no reason.

ACCEPTED AND EXECUTED

         LENDER:     PRINVEST FINANCIAL CORP

                  By:  /s/ Pamela K. Wilson                  6/8/2000
                     ---------------------------      -----------------------
                     Officer's Signature                                 Date

ACCEPTED AND AGREED TO:

         BORROWER:   PENN-AKRON CORPORATION

                  By: /s/ Christopher J.S. Baker             6/8/2000
                     ---------------------------      -----------------------
                     Officer's Signature                                 Date

                     Christopher J.S. Baker, Chief Financial Officer
                     -----------------------------------------------
                     Print Name & Title

                                   Exhibit B

                   SCHEDULE OF PREVIOUSLY ASSIGNED CONTRACTS


Pursuant to section 1(a) of the Agreement, Borrower hereby warrants that no Contracts other than those listed below are presently assigned to any third party other than the Lender.

                                   CONTRACTS

         CONTRACTING ENTITY                 CONTRACT NUMBER          CONTRACT DATE        INDICATE ASSIGNEE CURRENT IF
                                                                                           CURRENTLY UNDER ASSIGNMENT
         ------------------                 ---------------          -------------        ----------------------------

Pursuant to section 1(b) of the Agreement, Borrower hereby warrants that there are no liens, encumbrances or other security interests presently in filed with respect to any of the Contracts or other collateral being pledged to the Lender other than as listed below.

                          OTHER ENCUMBERED COLLATERAL

            SECURED PARTY                         DESCRIPTION OF ENCUMBERED COLLATERAL                  DATE OF SECURITY
                                                                                                         INTEREST FILING
            -------------                         ------------------------------------                  ----------------

                                   FINAL PAGE